Exhibit 23.1

Consent of Independent Registered Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-252134) pertaining to the Nkarta, Inc. 2020 Performance Incentive Plan and the Nkarta, Inc. Employee Stock Purchase Plan of Nkarta, Inc.;
(2)
Registration Statement (Form S-8 No. 333-240309) pertaining to the Nkarta, Inc. 2020 Performance Incentive Plan, the Nkarta, Inc. Employee Stock Purchase Plan, and the Nkarta, Inc. 2015 Equity Incentive Plan of Nkarta, Inc.; and
(3)
Registration Statement (Form S-3 No. 333-258766) of Nkarta, Inc. pertaining to the offer, issuance, and sale of a maximum aggregate offering of up to $500,000,000 of common stock, preferred stock, debt securities, warrants, rights and unit and at-the-market offering of common stock.

of our report dated March 17, 2022, with respect to the financial statements of Nkarta, Inc. included in this Annual Report (Form 10-K) of Nkarta, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Redwood City, California

March 17, 2022